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Exhibit 23
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        CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (File No. 33-51331) of Frontier Corporation of our report dated April 5, 1996 appearing on page 2 of this Form 11-K.




   /s/ Price Waterhouse LLP

     PRICE WATERHOUSE LLP